Exhibit 10.11

SOVOS BRANDS LIMITED PARTNERSHIP
2017 EQUITY INCENTIVE PLAN

INCENTIVE UNIT GRANT AGREEMENT

THIS INCENTIVE UNIT GRANT AGREEMENT (the “Agreement”) is made as of June 7, 2017 (the “Grant Date”) among Sovos Brands Limited Partnership, a Delaware limited partnership (the “Partnership”) and Todd R. Lachman (the “Participant”).

R E C I T A L S

A.           The Partnership is governed by the Second Amended and Restated Agreement of Limited Partnership of Sovos Brands Limited Partnership, dated as of January 31, 2017, as may be amended from time to time (the “Partnership Agreement”). Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Partnership Agreement.

B.            In consideration for the provisions of services to or for the benefit of the Partnership by the Participant, the Partnership hereby grants Incentive Units to the Participant under the terms and provisions of this Agreement, the Sovos Brands Limited Partnership 2017 Equity Incentive Plan (the “Plan”) and the Partnership Agreement.

C.            The Partnership and the Participant desire to impose certain vesting conditions with respect to the Incentive Units granted to the Participant.

A G R E E M E N T S

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partnership and the Participant agree as follows:

ARTICLE I.
GRANT OF INCENTIVE UNITS

1.1           Grant. Subject to the terms and conditions contained herein and in the Plan and Partnership Agreement, the Participant is granted 4,543.2 Incentive Units of the Partnership, of which 1,893.2 shall be eligible to vest based on the passage of time (the “Time Vesting Units”), 567.9 shall be eligible to vest based on the achievement of certain performance goals (the “Tranche 1 Performance Units”), 567.9 shall be eligible to vest based on the achievement of certain performance goals (the “Tranche 2 Performance Units”), 756.9 shall be eligible to vest based on the achievement of certain performance goals (the “Tranche 3 Performance Units”) and 757.3 shall be eligible to vest based on the achievement of certain performance goals (the “Tranche 4 Performance Units” and, together with the Tranche 1 Performance Units, the Tranche 2 Performance Units and the Tranche 3 Performance Units, the “Performance Vesting Units”).

1.2           Risks. The Participant is aware of and understands the following:

(a)            the Participant must bear the economic risk of an investment in the Incentive Units for an indefinite period of time because, among other things, (i) the Incentive Units have not been registered under the Securities Act, and, therefore, cannot be sold unless they are subsequently registered under the Securities Act or an exemption from such registration is available, (ii) the Incentive Units have not been registered under applicable state securities laws, and, therefore, cannot be sold unless they are registered under applicable state securities laws or an exemption from such registration is available, and (iii) there are substantial restrictions on the transferability of the Incentive Units under this Agreement, the Plan, the Partnership Agreement and applicable law, and substantial restrictions on distributions from the Partnership;

(b)            there is no established market for the Incentive Units and no market (public or otherwise) for the Incentive Units will develop in the foreseeable future; and

(c)            except as provided in the Partnership Agreement, the Participant has no rights to require that the Incentive Units be registered under the Securities Act or the securities laws of any states and the Participant will not be able to avail itself of the provisions of Rule 144 adopted by the Securities and Exchange Commission under the Securities Act.

1.3           Information. The Participant is one of the following as indicated on the Accredited Investor Questionnaire in the form attached hereto as Exhibit A and provided by the Participant to the Partnership:

(a)            an “accredited investor” within the meaning of Rule 501(a) under Regulation D of the Securities Act of 1933, and has (or, in the case of a trust, the trustee has) such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of his, her or its investment in the Incentive Units, and the Participant is capable of bearing the economic risks of such investment and is able to bear the complete loss of his, her or its investment in the Incentive Units, or

(b)            not an accredited investor, and has (or, in the case of a trust, the trustee has), by itself or through a “purchaser representative” within the meaning of Rule 501(i) under Regulation D of the Securities Act, such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of his, her or its investment in the Incentive Units, and the Participant is capable of bearing the economic risks of such investment and is able to bear the complete loss of his, her or its investment in the Incentive Units.

1.4           Protective Section 83(b) Election. Within thirty (30) days from the date hereof, the Participant shall execute and file with the Internal Revenue Service a protective election under Section 83(b) of the Code with respect to the grant of Incentive Units described in this Agreement substantially in the form attached hereto as Exhibit B and the Participant shall provide the Partnership with a copy of such executed and filed election promptly thereafter.

ARTICLE II.
PROFITS INTERSETS; VESTING

2.1           Profits Interests. The Incentive Units granted under this Agreement are intended to constitute “profits interests” as described in Section 3.04 of the Partnership Agreement and shall be subject to the terms and conditions thereof

2.2          Hurdle Amount. The Incentive Unit Hurdle Amount for the Incentive Units being granted to the Participant pursuant to this Agreement is equal to $0, such amount being determined by the General Partner as of the Grant Date pursuant to Section 3.04 of the Partnership Agreement; provided, that the Incentive Unit Hurdle Amount shall, in any event, be consistent with the intended characterization of the Incentive Units being granted hereunder as a “profits interest.”

2.3           Vesting of Incentive Units. The Incentive Units being granted to the Participant hereunder shall vest and become Vested Units as provided in this Section 2.3:

(a)            Time Vesting Units

(i)            Vesting. Subject to the remainder of this Section 2.3(a), 6.25% of the Time Vesting Units shall become Vested Units on each of the sixteen (16) quarterly anniversaries of the Closing Date such that one hundred percent (100%) of the Time Vesting Units will be Vested Units on the fourth (4th) anniversary of the Closing Date, subject, in each case, to the Participant’s continued employment with the Partnership or one of its Subsidiaries from the date of this Agreement through the applicable vesting date.

(ii)           Change in Control. Subject to the remainder of this Section 2.3(a), upon the consummation of a Change in Control, one hundred percent (100%) of the Participant’s Time Vesting Units that remain unvested shall become Vested Units as of immediately prior to such Change in Control, subject to the Participant’s continued employment with the Partnership or one of its Subsidiaries on the date of the Change in Control.

(iii)          Acceleration Upon Qualifying Termination. If the Participant’s employment with the Partnership and its Subsidiaries is terminated by the Partnership or a Subsidiary without Cause or by the Participant for Good Reason (each, a “Qualifying Termination”), a portion of any then-unvested Time Vesting Units shall accelerate and vest in an amount equal to whichever of the following results in a greater number of vested Time Vesting Units (A) the portion of the Time-Vesting Units that would have become Vested Units under the terms of Section 2.3(a)(i) hereof on the next four (4) quarterly anniversaries of the Grant Date had the Participant’s employment not terminated and (B) the portion of the Time Vesting Units that results in fifty percent (50%) of the aggregate Time Vesting Units being Vested Units.

(iv)          Change in Control Lookback in Connection with a Qualifying Termination. If the Participant’s employment with the Partnership and its Subsidiaries is terminated as a result of a Qualifying Termination, any unvested Time Vesting Units (as determined following application of Section 2.3(a)(iii)) shall remain outstanding. If, within six (6) months following such Qualifying Termination the Partnership consummates a Change in Control, then all of such Participant’s unvested Time Vesting Units will accelerate and become Vested Units as of immediately prior to such Change in Control (the “Change in Control Lookback”). If, during such six (6) month period a Change in Control is not consummated, such Participant’s unvested Time Vesting Units will immediately be forfeited for no consideration as of the end of such six-month period.

(b)            Performance Vesting Units.

(i)             Tranche 1 Performance Units. One-hundred percent (100%) of the Tranche 1 Performance Units shall become Vested Units upon the consummation of a Change in Control if the Advent Group achieves a MOIC equal to at least two (2), subject to the Participant’s continued employment with the Partnership or one of its Subsidiaries through the date of such Change in Control. For the avoidance of doubt, the Tranche 1 Performance Units shall not vest if the Advent Group receives Advent Cash Amounts resulting in a MOIC of less than two (2).

(ii)            Tranche 2 Performance Units. One-hundred percent (100%) of the Tranche 2 Performance Units shall become Vested Units upon the consummation of a Change in Control to if the Advent Group achieves a MOIC equal to at least two and one-half (2.5), subject to the Participant’s continued employment with the Partnership or one of its Subsidiaries through the date of such Change in Control. For the avoidance of doubt, the Tranche 2 Performance Units shall not vest if the Advent Group receives Advent Cash Amounts resulting in a MOIC of less than two and one-half (2.5).

(iii)           Tranche 3 Performance Units. One-hundred percent (100%) of the Tranche 3 Performance Units shall become Vested Units upon the consummation of a Change in Control if the Advent Group achieves a MOIC equal to at least three (3), subject to the Participant’s continued employment with the Partnership or one of its Subsidiaries through the date of such Change in Control. For the avoidance of doubt, the Tranche 3 Performance Units shall not vest if the Advent Group receives Advent Cash Amounts resulting in a MOIC of less than three (3).

(iv)           Tranche 4 Performance Units. One-hundred percent (100%) of the Tranche 4 Performance Units shall become Vested Units upon the consummation of a Change in Control if the Advent Group achieves a MOIC equal to at least four (4), subject to the Participant’s continued employment with the Partnership or one of its Subsidiaries through the date of such Change in Control. For the avoidance of doubt, the Tranche 4 Performance Units shall not vest if the Advent Group receives Advent Cash Amounts resulting in a MOIC of less than four (4).

(v)            Qualifying Termination Prior to Change in Control. Notwithstanding any other provisions of this Agreement to the contrary, if the Participant’s employment with the Partnership and its Subsidiaries is terminated as a result of a Qualifying Termination, a portion of the Performance Vesting Units shall remain outstanding and eligible to vest for eighteen (18) months in accordance with the terms of Section 2.3(b)(i)-(iv) equal to the portion of the Performance Vesting Units that would have vested on the date of the Qualifying Termination if a Hypothetical Liquidation occurred immediately prior to such Qualifying Termination, as determined by the General Partner in good faith (the “Conditionally Vested Units”). If, within such eighteen (18) month period, a Change in Control occurs, any Conditionally Vested Units that otherwise would have become Vested Units upon such Change in Control based on the MOIC actually achieved by the Advent Group pursuant to the performance vesting conditions set forth in Section 2.3(b)(i)-(iv) above had the Participant been continuously employed as of such date shall become Vested Units as of immediately prior to such Change in Control and all Conditionally Vested Units remaining unvested thereafter shall automatically be forfeited without consideration. If a Change in Control is not consummated during such eighteen (18) month period then any and all Conditionally Vested Units shall be forfeited without consideration on the last day of such period.

(vi)           Change in Control. Any Performance Vesting Units that have not become Vested Units upon a Change in Control (after taking into account Performance Vesting Units that vest in connection with such Change in Control) shall be forfeited without consideration paid therefor.

(vii)          Calculation of MOIC. It is understood and agreed that in the event of the receipt by the Advent Group of any distribution or any transaction in which the Advent Group will receive Advent Cash Amounts, in each case in connection with a Change in Control, then the calculations described for the MOIC shall be made on an “as if’ basis prior to the actual receipt of such amounts and the outstanding Performance Vesting Units (including Conditionally Vested Units) of the Participant shall become Vested Units immediately prior to the consummation of such Change in Control, on the basis of the amounts to be received by Advent in such distribution or transaction (including after giving effect to vesting of Performance Vesting Units as a result thereof under this paragraph) and the Participant shall be entitled to participate in such distribution or transaction as to such Vested Units. As a result, the calculations described above shall be made in terms of amounts to be received by Advent and the portion of the Performance Vesting Units that will become Vested Units able to participate in a distribution or transaction, all computed on an “after vesting” basis as to such Incentive Units.

ARTICLE III.
FORFEITURE OF INCENTIVE UNITS; REPURCHASE RIGHT

3.1           Forfeiture of Performance Vesting Units and Time Vesting Units. Notwithstanding any other provisions of this Agreement to the contrary, upon a termination of employment for any reason, all Performance Vesting Units and Time Vesting Units that have not vested (after taking into account any Time Vesting Units that vest upon such termination of employment under Section 2.3(a)(iii)) or which do not remain outstanding and eligible to vest in accordance with the terms and conditions of Section 2.3(a)(iv) or Section 2.3(b)(v), as applicable, as of the date of termination of employment, shall expire and immediately be forfeited and canceled in their entirety without any consideration to the Participant. In the event that any Performance Vesting Units become Conditionally Vested Units, such Conditionally Vested Units shall be subject to forfeiture pursuant to Section 2.3(b)(v). In the event that any Time Vesting Units remain outstanding and eligible to vest as a result of the Change in Control Lookback, such Time Vesting Units shall be subject to forfeiture pursuant to Section 2.3(a)(iv).

3.2           Forfeiture of Vested Units.

(a)            Upon (i) a termination of employment for Cause, (ii) resignation by the Participant when grounds for Cause exist (determined without regard to after-acquired evidence) or (iii) if, following any termination of employment, the Participant commits a Covenant Breach, then all Vested Units shall expire and immediately be forfeited and cancelled in their entirety without any consideration to the Participant.

(b)            Notwithstanding anything to the contrary set forth herein or the Partnership Agreement, upon resignation of employment by the Participant without Good Reason prior to the earlier of (i) the fourth anniversary of the Participant’s employment commencement date and (ii) the date of a Change in Control in which the Advent Group receives Advent Cash Amounts resulting in a MOIC equal to at least two (2), (A) Vested Units may be forfeited, in Advent’s sole discretion, and (B) the Participant’s Class A Units may be repurchased, in Advent’s sole discretion, for an amount equal to the amount determined pursuant to Section 7.07(c)(i) of the Partnership Agreement; provided, that the foregoing shall not apply to any such resignation in connection with a personal emergency or hardship, including without limitation the Participant’s health or the health of the Participant’s immediate family members, as determined by the General Partner in good faith, and as to which the Partnership and its Subsidiaries does not permit the Participant to take a paid or unpaid leave of absence; provided, further, that any actions taken by the Partnership or its Subsidiaries during such leave of absence shall not give rise to Good Reason under prongs (i) or (iii) of the Good Reason definition so long as such actions cease upon the Participant’s return to work.

3.3           Repurchase Right.

(a)            The Participant agrees and acknowledges that the Incentive Units shall be subject to repurchase by the Partnership or its designee under certain circumstances as set forth in Section 7.07 of the Partnership Agreement; provided, that the closing of such repurchase as described in Section 7.07(b) of the Partnership Agreement may occur more than thirty (30) days following the Call Notice Date in connection with a Valuation Dispute.

(b)            In the event of a repurchase in connection with a Qualifying Termination, if Participant disagrees with the Partnership’s determination of Fair Market Value, the Participant shall deliver to the Partnership a written notice of objection within fifteen (15) business days after Participant’s receipt of the Partnership’s determination of Fair Market Value (a “Valuation Dispute”). Upon receipt of Participant’s written notice of a Valuation Dispute, the Partnership and Participant will negotiate in good faith to try to agree on such Fair Market Value. If such agreement is not reached within five (5) business days after the delivery by Participant of such notice, Fair Market Value shall be determined by an independent nationally recognized valuation firm (an “Appraiser”), jointly selected by the Partnership and Participant, which Appraiser shall submit to the Partnership and Participant a report within thirty (30) business days of its engagement (or such longer period as Appraiser determines in its sole discretion is reasonably necessary to make such determination) setting forth such determination. If the Partnership and Participant are unable to agree on an Appraiser within seven (7) days following the expiration of the five (5) business day negotiation period, within seven (7) days thereafter, the Partnership shall submit the names of five (5) Appraisers, and the Participant shall select an Appraiser from such list. The Partnership and the Participant will each bear fifty percent (50%) of the costs and expenses of such Appraiser unless the Appraiser’s valuation is equal to or greater than one hundred ten percent (110%) the Fair Market Value proposed by the Partnership in the notice of such repurchase during the Call Period, in which case one hundred percent (100%) of the costs and expenses of the Appraiser shall be borne by the Partnership. The determination of such Appraiser as to Fair Market Value shall be final and binding upon all parties (absent manifest or clerical error), regardless of whether such determination is higher or lower than the Partnership’s original estimate of Fair Market Value.

(c)            In the event that (i) the Time Vesting Units are repurchased following a Qualifying Termination at a time when they remain subject to the Change in Control Lookback protections set forth in Section 2.3(a)(iv) hereof and (ii) within six (6) months following such Qualifying Termination the Partnership consummates a Change in Control, then the Partnership shall pay to the Participant an amount in cash equal to the excess, if any, of (A) the amount the Participant would have received in respect of the repurchased Time Vesting Units in the Change in Control, determined and payable on the terms that would have been applicable to such Time Vesting Units in the Change in Control had they not been repurchased, over (B) the amount previously paid to the Participant as the price for their repurchase).

3.4           Conversion of Incentive Units into Incentive Class A Units. Notwithstanding anything in the Partnership Agreement to the contrary, the provisions of Section 3.04(e) of the Partnership Agreement shall not apply to the Participant.

ARTICLE IV.
PARTNERSHIP AGREEMENT

4.1           Partnership Agreement. The Participant agrees and acknowledges that as a condition subsequent to the grant of the Incentive Units granted under this Agreement, the Participant shall execute and become a party to and be bound by the terms and conditions of the Partnership Agreement pursuant to the Joinder Agreement in the form attached hereto as Exhibit C.

ARTICLE V.
DEFINITIONS

5.1           Definitions. As used in this Agreement, the following terms have the meanings set forth below:

(a)            “Advent” means Advent International Corporation.

(b)            “Advent Cash Amounts” means, as of the date of a Change in Control, without duplication, the sum of the following:

(i)             the amount of cash distributions and other cash proceeds received by the Advent Group on or prior to such Change in Control in respect of any Advent Investments, including cash proceeds received from a partial liquidation of the Partnership or such Change in Control;

(ii)            the amount of cash proceeds previously received by the Advent Group from the disposition of any non-cash proceeds (including non-cash distributions) received in exchange for, or in respect of, any Advent Investments prior to such Change in Control; and

(iii)           an amount equal to the fair market value, as determined by the Board in its reasonable good faith discretion, of Marketable Securities received by the Advent Group on or before a Change in Control with respect to, or from the sale or other disposition of, any Advent Investments (in each of clauses (i), (ii) and (iii) net of any Unreimbursed Transaction Expenses).

Notwithstanding anything to the contrary, none of the following shall be included in the calculation of “Advent Cash Amounts”: Tax Distributions pursuant to Section 5.01(c) of the Partnership Agreement, expense reimbursement, indemnification payments or similar amounts made to the Advent Group.

(c)            “Advent Group” shall mean Advent and its Affiliates.

(d)            “Advent Investment Amount” shall mean (without duplication) all Capital Contributions made by the Advent Group and all other cash amounts invested by the Advent Group in the Partnership, whether before, at or after the Closing Date.

(e)            “Advent Investments” shall mean, without duplication, the Advent Group’s Class A Units in the Partnership and any other investment included in the definition of Advent Investment Amount.

(f)             “Affiliate” shall have the meaning ascribed to such term in the Partnership Agreement.

(g)            “Capital Contribution” shall have the meaning ascribed to such term in the Partnership Agreement.

(h)            “Cause” shall, notwithstanding any contrary or alternative definition set forth in the Partnership Agreement, have the meaning set forth in the Participant’s Employment Agreement.

(i)             “Closing Date” means January 31, 2017.

(j)             “Covenant Breach” means the Participant’s breach of (i) any non-solicitation covenant to which the Participant is subject or (ii) any other restrictive covenant to which the Participant is subject that may reasonably be expected to have a material adverse effect on, including on the reputation of, the Partnership or any of its Affiliates; provided that a Covenant Breach shall not be deemed to occur until the Partnership has provided the Participant written notice detailing such breach and the Participant has failed to cure such breach within fifteen (15) days following the receipt of such notice.

(k)            “Employment Agreement” means the employment agreement, dated as of January 14, 2017, among Grand Prix Intermediate, Inc., a Delaware corporation and the Participant.

(l)             “General Partner” shall have the meaning ascribed to such term in the Partnership Agreement.

(m)           “Good Reason” has the meaning set forth in the Participant’s Employment Agreement.

(n)            “Marketable Securities” shall mean securities that are freely tradable on an established securities market without restriction received by the Advent Group from an unrelated third party, excluding, for the avoidance of doubt, Class A Units and Successor Shares.

(o)            “MOIC” shall mean as of the date of a Change in Control, the quotient obtained by dividing (i) the Advent Cash Amounts by (ii) the Advent Investment Amount.

(p)            “Successor Shares” means shares of stock of the successor to the Partnership that is the issuer in the Initial Public Offering and that are freely tradable held by the Advent Group which have been received by the Advent Group in respect of its Class A Units.

(q)            “Unreimbursed Transaction Costs” means all out-of-pocket reasonable legal, accounting, financial advisor, brokerage and investment banking fees paid by the Advent Group and their Affiliates, which in the event of a deemed sale shall be estimated by the General Partner in good faith, excluding any amounts that are paid or reimbursed by the Partnership or its Subsidiaries.

(r)             “Vested Units” shall mean, as of the applicable date of determination, the Incentive Units that have vested in accordance with the provisions of this Agreement, the Plan and the Partnership Agreement.

ARTICLE VI.
RESTRICTIVE COVENANTS

6.1           Restrictive Covenants. In consideration for the Incentive Units granted to the Participant by the Partnership under this Agreement and for the Participant’s access to and receipt of the confidential information and trade secrets described herein, the Participant agrees to be bound by the restrictive covenants set forth in Section 9 of the Participant’s Employment Agreement.

ARTICLE VII.
MISCELLANEOUS PROVISIONS

7.1           Termination and Amendment of the Agreement. This Agreement shall be terminated only with the prior written consent of the Partnership (with the approval of the General Partner) and the Participant; provided, that this Article VII (Miscellaneous Provisions) shall survive any termination of this Agreement. This Agreement may be amended, and compliance with any term hereof may be waived, only with the prior written consent of the Partnership (with the written approval of the General Partner) and the Participant.

7.2           Termination of Status as Participant. From and after the date that the Participant ceases to own any Incentive Units, he shall cease to be a Participant for the purposes of this Agreement and all rights he may have hereunder shall terminate, except for any rights with respect to matters contemplated hereby after such date and except for breaches occurring prior to such time. For the purposes of the preceding sentence, the Participant shall be deemed to own all Incentive Units owned by his Permitted Transferees.

7.3           Notices. All notices required hereunder shall be delivered to the following respective addresses:

(a)           The Partnership:

Sovos Brands Limited Partnership
c/o Advent International Corporation
75 State Street
Boston, MA 02109
Attention: Jefferson Case and James Westra

With a copy to (which copy shall not constitute notice):

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Attention: Marilyn French Shaw, Esq.

(b)            the Participant, at the address of the Participant as specified below such Participant’s signature at the end of this Agreement.

Notices shall be in writing and shall be sent by facsimile or pdf e-mail, by mail (postage prepaid, registered or certified, by United States mail, return receipt requested), by nationally recognized private courier or by personal delivery. Notices shall be effective, (i) if sent by facsimile, when transmitted, (ii) if sent by pdf e-mail, when transmitted, (iii) if by nationally recognized private courier, when deposited with the private courier, (iv) if mailed, when deposited in the mail, and (v) if personally delivered, the earlier of when delivery is made or first refused. Any Person may change its address for the delivery of notices by written notice served in accordance with the provisions hereof.

7.4           Miscellaneous. The use of the singular or plural or masculine, feminine or neuter gender shall not be given an exclusionary meaning and, where applicable, shall be intended to include the appropriate number or gender, as the case may be.

7.5           Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall constitute one instrument. Facsimile and pdf e-mail signatures shall have the same legal effect as manual signatures.

7.6           Entire Agreement. This Agreement, the Plan and the Partnership Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and thereof. No promises, statements, understandings, representations, or warranties of any kind, whether oral or in writing, express or implied have been made to Participant by any Person to induce him to enter into this Agreement other than the express terms set forth in this Agreement, the Plan and the Partnership Agreement, and Participant is not relying upon any promises, statements, understandings, representations, or warranties with respect to the subject matter hereof other than those expressly set forth in this Agreement, the Plan and the Partnership Agreement. Any amendments to this Agreement must be made in writing and duly executed by each of the parties entitled to adopt said amendment as provided in Section 7.1 or by an authorized representative or agent of each such party. Participant hereby acknowledges and represents that he has had the opportunity to consult with independent legal counsel or other advisor of his choice and has done so regarding his rights and obligations under this Agreement, that he is entering into this Agreement knowingly, voluntarily, and of his own free will, that he is relying on his own judgment in doing so, and that he fully understands the terms and conditions contained herein.

7.7           Incentive Units Subject to Partnership Agreement. By entering into this Agreement the Participant agrees and acknowledges that (i) the Participant has received and read a copy of the Plan and the Partnership Agreement and (ii) the Incentive Units are subject to the Partnership Agreement, the terms and provisions of which are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms of this Agreement will govern and prevail. In the event of a conflict between any tem). or provision contained herein and a term in the Partnership Agreement, the applicable terms and provisions of the Partnership Agreement will govern and prevail (except as expressly set forth herein). Neither the adoption of the Plan nor any award made thereunder shall restrict in any way the adoption of any amendment to the Partnership Agreement in accordance with the terms thereof, except as expressly set forth in the Plan or this Agreement.

7.8           Tax Withholding. The Participant may be required to pay to the Partnership or any of its Subsidiaries or Affiliates, and the Partnership and its Subsidiaries and Affiliates shall have the right and are hereby authorized to withhold from any payment due or transfer made under this Agreement or from any other amount owing to the Participant, the amount (in cash or, at the election of the Partnership, securities or other property) of any applicable federal, state, local or foreign withholding taxes in respect of an Incentive Unit or any payment or transfer under this Agreement and to take such other action as may be necessary in the opinion of the General Partner to satisfy all obligations for the payment of such taxes.

7.9           Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, representatives, successors and permitted assigns (including Permitted Transferees to whom Units have been transferred, as applicable).

7.10         Enforcement. The failure of any party hereto to insist in one or more instances on performance by another party hereto of any obligation, condition or other term of this Agreement in strict accordance with the provisions hereof shall not be construed as a waiver of any right granted hereunder or of the future performance of any obligation, condition or other term of this Agreement in strict accordance with the provisions hereof, and no waiver with respect thereto shall be effective unless contained in a writing signed by or on behalf of the waiving party. The remedies in this Agreement shall be cumulative and are not exclusive of any other remedies provided by law.

7.11        Governing Law. This Agreement, and any and all claims arising out of, under, pursuant to, or in any way related to this Agreement, including but not limited to any and all claims (whether sounding in contract or tort) as to this Agreement’s scope, validity, enforcement, interpretation, construction, and effect, shall be governed by the laws of the State of Delaware (without regard to any conflict of laws rule which might result in the application of the laws of any other jurisdiction).

7.12         Severability. If any provision of this Agreement is, becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or award, such provision shall be constructed or deemed amended to conform to all applicable laws, or if it cannot be construed or deemed amended without, in the determination of the General Partner, materially altering the intent of this Agreement or the award, such provision shall be stricken as to such jurisdiction, Person or award and the remainder of this Agreement and any such award shall remain in full force and effect.

7.13         No Contract of Employment. Neither this Agreement nor any award granted under this Agreement shall confer upon any Person any right to employment or other service or continuance of employment or other service by the Partnership or any of its Subsidiaries or Affiliates. This Agreement does not constitute a contract of employment or impose on any Participant or the Partnership or any of its Subsidiaries or Affiliates any obligations to retain the Participant as an employee of the Partnership or any of its Subsidiaries or Affiliates, to change the status of the Participant’s employment, or to change the Partnership or any of its Subsidiaries’ or Affiliates’ policies regarding termination of employment.

7.14         Captions. The article or section titles or captions contained in this Agreement are for convenience only and are not to be considered in the construction or interpretation of this Agreement or any provision thereof.

7.15         No Third Party Rights. Nothing in this Agreement shall be construed to grant rights to any Person who is not a party to this Agreement.

7.16         Rule of Construction. The parties acknowledge and agree that each has negotiated and reviewed the terms of this Agreement, assisted by such legal and tax counsel as they desired, and has contributed to its revisions. The parties further agree that the rule of construction that a contract shall be construed against the drafter shall not be applied. The word “including”, means “including, without limitation.”

7.17         Units after Initial Public Offering. For purposes of determining vesting after an Initial Public Offering, references to Units shall also be deemed to be references to the shares that the holder of such Units receives in respect of such Units in connection with the Initial Public Offering.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SOVOS BRANDS LIMITED
PARTNERSHIP

By:	Sovos Brands GP LLC, its general
partner

/s/ Larry Bodner
By:	Larry Bodner
Title:	Chief Financial Officer

[SIGNATURE PAGE TO INCENTIVE UNIT AWARD AGREEMENT]

PARTICIPANT

/s/ Todd R. Lachman
Name:	Todd R. Lachman

[SIGNATURE PAGE TO INCENTIVE UNIT AWARD AGREEMENT]